Exhibit 99.2

Consolidated interim financial statements of
EECOL Holdings Ltd.
For the six-month period ended July 31, 2012

(Unaudited)

EECOL Holdings Ltd.
For the six-month period ended July 31, 2012
Table of contents

Consolidated interim statements of net earnings	3
Consolidated statements of changes in shareholders’ equity	4
Consolidated interim balance sheets	5
Consolidated interim statement of cash flows	6
Notes to the consolidated interim financial statements	7-17

EECOL Holdings Ltd.
Consolidated interim statement of net earnings
For the six-month period ended July 31, 2012      (unaudited)

	Six months ended July 31, 2012	Six months ended July 31, 2011
	$	$
Sales	450,383,033	386,503,059
Cost of sales	344,300,552	287,706,807
Gross profit	106,082,481	98,796,252

Interest income	171,025	566,190
Other income	1,519,197	1,146,157
Share of net earnings of company subject to significant influence	36,909	253,287
Gain on disposal of property and equipment	346,478	8,713,379
	108,156,090	109,475,265
Operating expenses
Amortization	1,382,865	1,412,833
Foreign exchange gain	(46,838)	(76,437)
Interest	2,297,509	2,135,000
Selling and administrative	56,828,857	50,219,897
	60,462,393	53,691,293
Earnings before income taxes	47,693,697	55,783,972
Income taxes (Note 12)	14,846,341	13,874,486
Net earnings for the period	32,847,356	41,909,486

Attributable to
Owners of the parent	32,522,913	41,676,878
Non-controlling interests	324,443	232,608
	32,847,356	41,909,486

See accompanying notes to the consolidated interim financial statements

EECOL Holdings Ltd.
Consolidated statement of changes in shareholders’ equity
for the six-month period ended July 31, 2012      (unaudited)

	Share capital	Retained earnings	Non- controlling interests	Cumulative translation adjustment	Total shareholders’ equity
	$	$	$	$	$
Balance, January 31, 2011	123,015	205,191,655	2,443,326	252,252	208,010,248
Net earnings for the year	-	41,676,878	232,608	-	41,909,486
Dividends	-	(40,000,609)	-	-	(40,000,609)
Refundable dividend taxes paid	-	(687,790)	-	-	(687,790)
Refundable dividend taxes received	-	87,904	-	-	87,904
Translation differences	-	-	-	(1,061,692)	(1,061,692)
Balance, July 31, 2011	123,015	206,268,038	2,675,934	(809,440)	208,257,547

Balance, January 31, 2012	123,015	245,204,518	3,495,232	(1,643,571)	247,179,194
Net earnings for the period	-	32,522,913	324,443	-	32,847,356
Dividends	-	(45,002,607)	-	-	(45,002,607)
Refundable dividend taxes paid	-	(135,160)	-	-	(135,160)
Refundable dividend taxes received	-	112,227	-	-	112,227
Translation differences	-	-	-	764,733	764,733
Balance, July 31, 2012	123,015	232,701,891	3,819,675	(878,838)	235,765,743

See accompanying notes to the consolidated interim financial statements

EECOL Holdings Ltd.
Consolidated interim balance sheets
as at July 31, 2012     (unaudited)

	July 31, 2012	January 31, 2012
	$	$
Assets
Current assets
Cash	28,327,982	41,251,551
Investments	137,986	119,477
Accounts receivable (Note 4)	140,411,387	131,586,491
Government remittances recoverable	111,053	77,457
Inventories (Note 5)	111,727,670	106,431,188
Prepaid expenses	2,794,310	1,866,952
Advance income tax	597,744	-
	284,108,132	281,333,116

Property and equipment (Note 6)	47,273,632	41,407,939
Investment in partnership (Note 7)	9,637,057	14,483,020
Investment in joint venture (Note 7)	380,948	354,586
Investment in company subject to significant influence (Note 7)	-	1,024,875
Due from related parties (Note 9)	-	4,436
Accrued pension benefit asset (Note 11)	1,047,888	2,226,268
	342,447,657	340,834,240
Liabilities
Current liabilities
Bank loans (Note 8)	10,421,770	11,304,960
Accounts payable and accrued liabilities	90,521,250	77,575,201
Government remittances payable	1,445,208	941,938
Income taxes payable	2,911,535	3,469,311
Due to related parties	90,947	-
Current portion of deferred tenant inducement (Note 10)	36,364	36,364
	105,427,074	93,327,774
Deferred tenant inducement (Note 10)	309,090	327,272
	105,736,164	93,655,046
Commitments (Note 13)
Shareholders’ equity
Share capital
307,626 Class A common voting shares	1,068,765	123,015
Cumulative translation adjustment	(878,838)	(1,643,571)
Non-controlling interests	3,819,675	3,495,232
Retained earnings	232,701,891	245,204,518
	236,711,493	247,179,194
	342,447,657	340,834,240

See accompanying notes to the consolidated interim financial statements

EECOL Holdings Ltd.
Consolidated interim statements of cash flows
for the six-month period ended July 31, 2012      (unaudited)

	Six months ended July 31, 2012	Six months ended July 31, 2011
	$	$
Operating activities
Net earnings for the period	32,847,356	41,909,486
Items not affecting cash
Gain on disposal of property and equipment	(346,478)	(8,713,379)
Amortization	1,382,865	1,412,833
Amortization of deferred tenant inducement	(18,182)	-
Share of net earnings of company subject to significant influence	(36,909)	(253,287)
Stock based compensation	(945,750)	-
Refundable taxes	(22,933)	(599,886)
Cumulative translation adjustment	764,733	(1,061,692)

Changes in non-cash working capital
Accounts receivable	(8,824,896)	(5,458,889)
Government remittances	469,674	(1,253,767)
Inventories	(5,296,482)	(9,524,088)
Prepaid expenses	(927,358)	(931,725)
Advance income tax	(597,744)	(300,408)
Accounts payable and accrued liabilities	12,946,049	8,037,254
Income taxes payable	(557,776)	(3,262,376)
Accrued pension benefit asset	1,178,380	365,866
	33,906,049	20,365,942

Financing activities
(Repayment of) proceeds from bank loans	(883,190)	2,186,823
Advances from related parties	90,947	155,303
Receipt of amounts due from related parties	4,436	9,881
Dividends paid	(45,002,607)	(40,000,609)
	(45,790,414)	(37,648,602)

Investing activities
Proceeds from investment in partnership	4,845,963	1,506,228
Investment in joint venture	(26,362)	(102,853)
Purchase of investments	(18,509)	(5,137)
Purchase of property and equipment	(7,345,366)	(6,510,373)
Proceeds on disposal of property and equipment	443,286	12,645,000
Proceeds from sale of investment in company subject to significant influence	1,061,784	26,018
	(1,039,204)	7,558,883

Net decrease in cash	(12,923,569)	(9,723,777)
Cash as at beginning of the period	41,251,551	25,325,434
Cash as at end of the period	28,327,982	15,601,657

See accompanying notes to the consolidated interim financial statements

EECOL Holdings Ltd.
Notes to the consolidated interim financial statements
July 31, 2012     (unaudited)

1.Nature of business
Effective August 2, 2006, EECOL Holdings Ltd. (the “Company”) was formed following the amalgamation of EECOL Holdings Ltd., EECOL Holdings (Sask) Ltd., EECOL Electric Inc., and EECOL Electric (Sask) Inc. The Company purchases and distributes electronic and electrical goods in Canada and South America.
2.Basis of preparation
The consolidated interim financial statements of the Company have been prepared in accordance with Canadian accounting standards for private enterprises as issued by the Canadian Institute of Chartered Accountants and set out in Part II of the CICA Handbook.
3.    Significant accounting policies
Basis of consolidation
The consolidated financial statements include the accounts of the Company and its subsidiaries EECOL Electric Corp. and EECOL Properties Corp. The consolidated interim financial statements of EECOL Electric Corp. include the operations of the wholly owned subsidiary, Saskalta Holdings SA, and its 95%-owned subsidiary, EECOL Electric Argentina SA. Saskalta Holdings SA and EECOL Electric Argentina SA have fiscal years ending December 31 have fiscal years ending December 31, which differs from the Company’s year-end of January 31. These consolidated interim financial statements include all necessary material adjustments related to the one-month variance for accurate and fair presentation in accordance with Canadian accounting standards for private enterprises.
Revenue recognition
The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the price to the buyer is fixed or determinable, and collection is reasonably assured. Interest and other income are recorded when earned and collection is reasonably assured.
Investments
Investments are in unlisted shares that are measured at cost less any reduction for impairment.
Inventories
Inventories consist of goods purchased for resale and have been valued at the lower of cost, determined on an average-cost basis, and net realizable value.
Net realizable value is estimated as the available selling price less costs of disposition. The estimated selling price takes into account management’s best estimate of the most probable set of economic conditions. The ultimate net realizable value is dependent on future market conditions.
Property and equipment
The Company records property and equipment at cost less accumulated amortization. Expenditures for maintenance and repairs are charged against earnings as incurred.
Property and equipment are amortized over their estimated useful lives. The rates and methods for major classes of assets are as follows:
Furniture, equipment and software    20%-100% declining balance
Trucks and forklifts    30% declining balance
Leasehold improvements    Straight-line over the term of the lease
Impairment of long-lived assets
Long-lived assets are tested for impairment whenever a change in events or circumstances indicates that their carrying values may not be recoverable. An impairment loss is recognized when the carrying value of an asset exceeds the total undiscounted cash flows expected from its use and eventual disposition. Any resulting loss is recognized in the period it is determined. The amount of the impairment loss is determined as the excess of the carrying value of the asset over its fair value at the date of impairment.

EECOL Holdings Ltd.
Notes to the consolidated interim financial statements
July 31, 2012     (unaudited)

3.    Significant accounting policies (continued)
Investments in partnership and joint venture
The partnership acts as a buying consortium to achieve maximum rebates from suppliers. These rebates are passed on to the partners based upon the amount of purchases made from specific suppliers. The Company’s share of these rebates is recorded annually as a reduction of cost of sales when the rebates are known or are paid. The investment in the partnership is recorded using the equity method. The partnership’s year-end is March 31. The consolidated financial statements of the Company also include operations from CMMS Canada, a joint venture, which is accounted for using the equity method. Under the equity method, the Company’s share of any net income or losses of the partnership and joint venture would be recorded in net income. Dividends or distributions received from the partnership or joint venture would reduce the carrying value of the respective investments.
Investment in company subject to significant influence
The Company has elected to record its investment in companies subject to significant influence using the equity method.
Under the equity method, the investment is initially recorded at cost and the carrying value is adjusted thereafter to include the Company’s pro rata share of post-acquisition earnings computed by the consolidation method. The amount of the pro rata share of earnings or loss is included in the determination of net earnings by the Company, and the investment account of the Company is increased or decreased. The investment account of the Company is also increased or decreased to reflect its share of capital transactions and changes in accounting policies and corrections of errors relating to prior period consolidated financial statements applicable to post-acquisition periods. Profit distributions received from an investee reduce the carrying value of the investment.
Income taxes
The Company follows the taxes payable method of accounting for income taxes. Under this method, only current income taxes for the period determined in accordance with the rules established by taxation authorities are recognized as an expense.
Deferred tenant inducement
The tenant inducement is deferred and amortized on a straight-line basis over the term of the lease.
Pension plans
The Company’s pension plans consist of a registered defined benefit pension plan and a supplementary executive retirement plan, both of which are contributory defined benefit plans. The Company accrues its obligations under the defined benefit pension plans as the employees render the services necessary to earn the pension benefits. The actuarial determination of the accrued benefit obligations for pensions uses the projected benefit method pro-rated on service (which incorporates management’s best estimate of future salary levels, other cost escalation, retirement ages of employees and other actuarial factors). The measurement date of the plan assets and accrued benefit obligation is December 31.
Actuarial gains (losses) on plan assets arise from the difference between the actual return on plan assets for a period and the expected return on plan assets for that period. For the purpose of calculating the expected return on plan assets, those assets are valued at fair value. Actuarial gains (losses) on the accrued benefit obligation arise from differences between actual and expected experience and from changes in the actuarial assumptions used to determine the accrued benefit obligation. The excess of the net accumulated actuarial gains (losses) is amortized over the average remaining service period of active employees.
Past service costs arising from plan amendments are deferred and amortized on a straight-line basis over the average remaining service period of employees active at the date of amendment.

EECOL Holdings Ltd.
Notes to the consolidated interim financial statements
July 31, 2012     (unaudited)

3.    Significant accounting policies (continued)
Foreign currency translation
The Company’s investments in Saskalta Holdings SA and EECOL Electric Argentina SA, which have been consolidated into the Company’s financial results, are considered to be self-sustaining foreign operations. As a result, the current rate method is used for the translation of these investments, and the exchange gains and losses arising from translation are deferred and included as a component of shareholders’ equity described as cumulative translation adjustment.
Financial instruments
The Company’s cash, investments, accounts receivable, investment in partnership, due from related parties, bank loans and accounts payable and accrued liabilities constitute the Company’s financial instruments. Financial assets and financial liabilities are initially recognized at fair value when the Company becomes a party to the contractual provisions of the financial instrument. Subsequently, all financial instruments are measured at amortized cost except for investments in unlisted shares, which are measured at cost less any reduction for impairment.
Transaction costs related to financial instruments measured at fair value are expensed as incurred. Transaction costs related to the other financial instruments are added to the carrying value of the asset or netted against the carrying value of the liability and are then recognized over the expected life of the instrument using the straight-line method. Any premium or discount related to an instrument measured at amortized cost is amortized over the expected life of the item using the straight-line method and recognized in net earnings as interest income or expense.
With respect to financial assets measured at cost or amortized cost, the Company recognizes in net earnings an impairment loss, if any, when it determines that a significant adverse change has occurred during the period in the expected timing or amount of future cash flows. When the extent of impairment of a previously written down asset decreases and the decrease can be related to an event occurring after the impairment was recognized, the previously recognized impairment loss is reversed in net earnings in the period the reversal occurs.
Use of estimates
The preparation of consolidated interim financial statements in conformity with Canadian accounting standards for private enterprises requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated interim financial statements and the reported amounts of revenue and expenses during the reporting period. The allowance for doubtful accounts, net realizable value of inventories, estimated useful lives of property and equipment, impairment of long-lived assets, accrued pension benefit asset, rebates from suppliers and accrued liabilities are the most significant items subject to estimates in these non-consolidated interim financial statements. These estimates are reviewed at least each period end and, as adjustments become necessary, they are reported in earnings in the periods in which they become known.

4.	Accounts receivable

	July 31, 2012	January 31, 2012
	$	$

Trade	137,738,125	123,667,812
Others	2,673,262	7,918,679
	140,411,387	131,586,491

EECOL Holdings Ltd.
Notes to the consolidated interim financial statements
July 31, 2012     (unaudited)

5.	Inventories
Inventories consist of trading goods. For the six-month period ended July 31, 2012, the sale of inventories resulted in the recognition of expenses aggregating $344,300,552 (2011 - $287,706,807).

6.	Property and equipment

			July 31, 2012
	Cost	Accumulated amortization	Net book value
	$	$	$

Land	8,314,940	-	8,314,940
Buildings	38,361,384	8,161,436	30,199,948
Parking lot	601,418	246,161	355,257
Fence	51,065	24,908	26,157
Furniture, equipment and software	21,573,252	16,891,452	4,681,800
Trucks and forklifts	3,733,075	2,761,908	971,167
Leasehold improvements	4,163,513	1,439,150	2,724,363
	76,798,647	29,525,015	47,273,632

			January 31, 2012
	Cost	Accumulated amortization	Net book value
	$	$	$

Land	8,366,066	-	8,366,066
Buildings	32,602,719	8,050,117	24,552,602
Parking lot	605,508	235,919	369,589
Fence	48,111	23,894	24,217
Furniture, equipment and software	20,288,663	16,345,113	3,943,550
Trucks and forklifts	3,739,243	2,369,047	1,370,196
Leasehold improvements	4,896,909	2,115,190	2,781,719
	70,547,219	29,139,280	41,407,939
7.Investment in partnership, joint venture and company subject to significant influence

	July 31,	January 31,
	2012	2012

	$	$

IED partnership	9,637,057	14,483,020
CMMS Canada (50% owned)	380,948	354,586
EESA (Chile) (39.2% owned)	-	1,024,875

EECOL Holdings Ltd.
Notes to the consolidated interim financial statements
July 31, 2012     (unaudited)

8.Bank loans
The demand bank loan, of which $5,599,000 (January 31, 2012 - $5,599,000) was drawn on at the period-end, bears interest at The Bank of Nova Scotia’s prime rate per annum and is secured by a general assignment of the Company’s accounts receivable and inventories and an assignment of insurance proceeds.
The Company has a $25,000,000 (January 31, 2012 - $25,000,000) line of credit available, of which $Nil (January 31, 2012 - $Nil) was drawn at the period-end. Interest on the line of credit is charged at The Bank of Nova Scotia’s prime rate plus 0.25% (January 31, 2012 - The Bank of Nova Scotia’s prime rate) per annum and is secured by a general security agreement over all current and future property and a guarantee from the Parent Company and a company related through common control.
The Company has a $3,000,000 (January 31, 2012 - $3,000,000) equipment loan available, of which $Nil (January 31, 2012 - $Nil) was drawn at the period-end. Interest on the equipment loan is charged at The Bank of Nova Scotia’s prime rate plus 1.25% per annum and is secured by an assignment of insurance proceeds, a general security agreement over all current and future property and a guarantee from the Parent Company and a company related through common control.
Bank loans in the Company’s Peruvian subsidiary, of which $2,870,357 (January 31, 2012 - $2,776,394) was drawn on at the period-end, bear interest at rates of 5% - 7.88% (January 31, 2012 - 5% - 6.87%) per annum. These loans are unsecured, have maturities between January 3, 2013 and February 27, 2013, and will be settled in U.S. dollars.
The bank loans in the Company’s Chilean subsidiary, of which $1,952,413 (January 31, 2012 - $2,929,566) was drawn on at the period-end, bear an interest rate of 6.6% per annum (January 31, 2012 - 3.84% - 7.3% per annum). These loans are unsecured and will be settled in Chilean pesos.
The Company has outstanding letters of guarantee of $25,751 that expire on December 31, 2012.
The Company has four outstanding letters of credit in the total amount of US$4,500,000, which expire between February 28, 2013 and December 31, 2013.

Expiry date	Amount
US$
February 28, 2013	1,700,000
April 30, 2013	100,000
July 18, 2013	700,000
December 31, 2013	2,000,000
4,500,000
9.Related party transactions
The Company has $Nil (January 31, 2012 - $4,436) due from related parties, who are related through ownership interest. The amounts are non-interest bearing, unsecured and have no fixed terms of repayment.
Included in due to related parties is $90,947 (January 31, 2012 - $Nil) due from a company related through common control. The amounts are non-interest bearing, unsecured, and have no fixed terms of repayment.
All related party transactions are in the normal course of the business and are measured at the exchange amounts, which are the amounts of consideration established and agreed to by the parties.

EECOL Holdings Ltd.
Notes to the consolidated interim financial statements
July 31, 2012     (unaudited)

10.Deferred tenant inducement

	July 31, 2012	January 31, 2012
	$	$

Deferred tenant inducement	400,000	400,000
Amortized to offset rent expense	54,546	36,364
Balance, end of period	345,454	363,636
Less: current portion	36,364	36,364
	309,090	327,272
11.Pension plans
The Company provides and administers a registered defined benefit pension plan and a supplementary executive retirement plan (collectively, the “plans”). The most recent actuarial valuation for funding purposes was as of December 31, 2009.
Information about the Company’s plans is as follows:

	July 31, 2012	January 31, 2012
	$	$
Funded status
Fair value of the plans’ assets	56,990,412	54,135,173
Accrued benefit obligation	82,244,025	79,270,318
	(25,253,613)	(25,135,145)
Unamortized transitional obligation	3,102,137	3,376,461
Unamortized past service costs	204,130	272,045
Unamortized net actuarial loss	22,995,234	23,712,907
Accrued pension benefit asset	1,047,888	2,226,268
12.Income taxes
The income tax expense reported differs from the amount computed by applying the Canadian statutory rate to earnings before income taxes for the following reasons:

	Six months ended July 31, 2012	Six months ended July 31, 2011
	$	$
Earnings before income taxes	47,693,697	55,783,972
Tax at federal and Alberta statutory tax rate of 25% (July 31, 2011 - 26.5%)	11,923,424	14,175,942
Higher provincial tax rates	332,302	285,377
Foreign income taxed at differing rates	674,376	(78,350)
Non-deductible items	2,401,268	1,830,285
Non-taxable items	(753,039)	(521,320)
Non taxable portion of gain on disposal of property and equipment	(64,836)	(1,651,559)
Other items	332,846	(165,889)
Income tax expense	14,846,341	13,874,486

EECOL Holdings Ltd.
Notes to the consolidated interim financial statements
July 31, 2012     (unaudited)

13.Commitments
The Company is committed to the operating lease payments for the next five years and thereafter as follows:

$
2013	3,528,710
2014	5,248,409
2015	4,422,004
2016	3,451,616
2017	2,707,987
Thereafter	7,058,007
26,416,733
Additional amounts are also payable under “escalation clauses” in the operating leases, whereby the Company pays for any increase in specified operating expenses over a base amount.
14.Financial instruments
Fair value
The Company’s cash, accounts receivable, due from related parties, investment in partnership, investment in related parties, bank loans and accounts payable and accrued liabilities constitute the Company’s financial instruments. The carrying values of the Company’s cash, accounts receivable and accounts payable and accrued liabilities approximate their fair values as at July 31, 2012 due to the short-term nature of these financial instruments. The Company’s bank loans are subject to floating interest rates which reflect rates currently available for debt with similar terms and maturities. Accordingly, the fair value of the bank loans is not materially different from the recorded value.
The fair values of the amounts due from related parties are not determinable with sufficient reliability due to there being no fixed terms of repayment.
The fair values of the investment in partnership and investment in related parties are not determinable with sufficient reliability as this is a private entity and, therefore, not actively traded on a public market.
The significant financial risks to which the Company is exposed are foreign currency risk, interest rate risk, credit risk, and liquidity risk.
Foreign currency risk
The Company is exposed to risk arising from fluctuation in foreign exchange rates since it enters into sales and purchase transactions denominated in foreign currencies, for which the related revenue, cost of sales, accounts receivable and accounts payable and accrued liabilities are subject to exchange rate fluctuations. The Company does not enter into any hedging or forward contracts to mitigate against foreign currency risk.
The consolidated interim balance sheet as at July 31, 2012 includes the following amounts expressed in Canadian dollars with respect to financial assets and liabilities for which cash flows are denominated in the following currencies:

EECOL Holdings Ltd.
Notes to the consolidated interim financial statements
July 31, 2012     (unaudited)

$
U.S. dollars
Monetary assets	2,162,341
Monetary liabilities	1,001,199
Chilean pesos
Monetary assets	15,912,971
Monetary liabilities	8,549,849
Argentine pesos
Monetary assets	2,438,021
Monetary liabilities	943,807
Euros
Monetary assets	117,069
Peruvian sol
Monetary assets	3,257,575
Monetary liabilities	4,109,679

Interest rate risk
Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The bank loans bear interest at The Bank of Nova Scotia’s prime rate per annum. Changes in the bank’s prime lending rate can cause fluctuations in interest payment and cash flows. The Company does not use derivative financial instruments to alter the effects of this risk. It is management’s opinion that the Company is not exposed to significant interest rate risk due to stable interest rates.
Credit risk
Credit risk is the risk that one party to a financial instrument will cause a financial loss for the other party by failing to discharge an obligation. The Company is exposed to credit risk in the event of non-performance by counterparties in connection with its accounts receivable. This risk is alleviated by minimizing the amount of exposure the Company has to any one customer, ensuring a diversified customer mix.
Liquidity risk
Liquidity risk is the risk that the Company will encounter difficulty in meeting obligations associated with financial liabilities. The Company is exposed to liquidity risk arising primarily from the bank loans and accounts payable and accrued liabilities. The Company’s ability to meet its financial obligations depends on the receipt of funds from its customers in the form of revenue. The Company monitors its cash balances and cash flows generated from operations to meet its financing requirements.

EECOL Holdings Ltd.
Notes to the consolidated interim financial statements
July 31, 2012     (unaudited)

15.	Reconciliation from ASPE to generally accepted accounting principles in the United States of America (“US GAAP”)
The company’s accounting policies are in accordance with ASPE. ASPE varies in certain significant respects from US GAAP. As required by the United States Securities and Exchange Commission, the effect of these principal differences on the company’s consolidated financial statements is described and quantified below:

Consolidated statement of net earnings	Six months ended July 31, 2012	Ref.	Six months ended July 31, 2011	Ref.
	$		$
Net earnings per ASPE	32,847,356		41,909,486
Adjustments:
Gain on disposal of property and equipment	-		(5,081,937)	(a)
Amortization	(33,582)	(a)	(17,317)	(a)
Interest	(156,872)	(a)	(53,778)	(a)
Selling and administrative	1,617,631	(a), (b)	490,253	(a), (b)
Income taxes	(494,468)	(d)	1,118,011	(d)
Net income per US GAAP	33,780,065		38,364,718

Consolidated balance sheets	July 31, 2012	Ref.	January 31, 2012	Ref.
	$		$
Total assets, per ASPE	342,447,657		340,834,240
Adjustments:
Property and equipment	2,482,883	(a)	2,516,465	(a)
Accrued pension benefit asset	(1,047,888)	(b)	(2,226,268)	(b)
Deferred tax asset	9,883,892	(d)	10,123,634	(d)
Total assets, per US GAAP	353,766,544		351,248,071
Total liabilities, per ASPE	105,736,164		93,655,046
Adjustments:
Finance obligation	7,307,091	(a)	7,435,469	(a)
Accrued pension benefit liability	28,488,427	(b)	29,210,369	(b)
Deferred tax liability	2,469,265	(d)	2,029,113	(d)
Total liabilities, per US GAAP	144,000,947		132,329,997

Shareholders' equity, per ASPE	236,711,493		247,179,194
Adjustments:
Accumulated other comprehensive income	(23,348,880)	(b),(d), (e)	(24,528,209)	(b),(d), (e)
Cumulative translation adjustment	878,838	(e)	1,643,571	(c), (e)
Retained earnings	(4,475,854)	(b),(d)	(5,376,482)	(b), (c), (d)
Shareholders' equity per US GAAP	209,765,597		218,918,074
Total liabilities and shareholders' equity, per US GAAP	353,766,544		351,248,071

EECOL Holdings Ltd.
Notes to the consolidated interim financial statements
July 31, 2012     (unaudited)

15.	Reconciliation from ASPE to generally accepted accounting principles in the United States of America (“US GAAP”) (continued)

(a)
US GAAP has specific guidance related to continuing involvement with respect to sale-lease backs of real estate that does not exist under ASPE. The Company concluded that one lease historically recorded as a sale-leaseback transaction in 2012 under ASPE was required to be reclassified as a capital lease under US GAAP due to the lease containing elements of continuing involvement. In addition, the derecognition of the asset is prohibited under US GAAP. The above adjustments reverse the Company's historical recording of an asset sale and rent expense, generated a liability based on the proceeds received and recorded interest expense and amortization expense related to the obligation and the asset, respectively.

(b)
The Company has historically valued their pension plans based on the calendar year-end which was appropriate under ASPE. US GAAP requires pensions to be valued as of the reporting date. The Company updated the valuations to reflect a valuation date that aligns with the Company's fiscal year ends. This resulted in reconciling items for the change in the pension benefit obligation and asset values. The adjustment related to the six months ended July 31, 2012 resulted in decrease in pension expense of $1,322,380, a decrease in the accrued pension benefit liability of $2,948,210 and an increase in accumulated other comprehensive income of $567,941. The adjustment related to the six months ended July 31, 2011 resulted in a decrease in the pension benefit obligation of $3,485,397 and a decrease in pension expense of $347,628.

Additionally, US GAAP requires that actuarial gains and losses, prior service costs & transition obligations be included in accumulated other comprehensive income whereas ASPE allows these amounts to be off-set against the pension benefit obligation or asset. This resulted in reconciling items to reclassify those amounts to accumulated other comprehensive income in the amount of $580,896 as at July 31, 2011.

(c)
The Company adopted ASPE on a retrospective basis during the year ended January 31, 2012. The Company applied an exemption under Section 1500, First Time Adoption, effectively resetting the cumulative foreign currency translation balance to nil on adoption. This exemption is not permitted under US GAAP.

(d)
ASPE permits a company to use a tax payable methodology within the consolidated financial statements. Under US GAAP, a company must apply the deferred tax method of accounting. US GAAP uses the asset and liability method whereby deferred income tax assets and liabilities are recognized for temporary differences between financial statement carrying amounts of assets and liabilities and their respective income tax bases. Deferred income tax assets are recorded in the financial statements if realization is considered more likely than not. A valuation allowance is established, if necessary, to reduce any deferred income tax asset to an amount that is more likely than not to be realized. Additionally, the income tax adjustment reflects the impact on income taxes of the US GAAP adjustments described in this footnote.

The adjustment related to the six months ended July 31, 2012 resulted in a decrease in deferred tax asset of $239,742, an increase in deferred tax liability of $440,152, a decrease in retained earnings of $1,021,018, an increase in income tax expense of $494,468 and a decrease in accumulated other comprehensive income of $153,344. The adjustment related to the six months ended July 31, 2011 resulted in an increase in deferred tax asset of $1,491,089, an increase in deferred tax liability of $89,071, an increase in retained earnings of $2,676,473 , a decrease in income tax expense of $1,118,011 and a decrease in accumulated other comprehensive income of $156,842.

(e)	The Company has historically recorded cumulative translation adjustments ("CTA") under ASPE within equity whereas US GAAP requires CTA be recorded in accumulated other comprehensive income.

(f)	There are no differences that would impact the consolidated statement of cash flows as it pertains to the subtotals of operating, financing and investing activities.

EECOL Holdings Ltd.
Notes to the consolidated interim financial statements
July 31, 2012     (unaudited)

16.	Subsequent event
In November 2012, the Company purchased the remaining non-controlling 20% interest in its South American operations for a total purchase price of approximately $12.6 million.